Exhibit 99.1

Immunity Boosting Combination Therapy for Myelodysplastic Syndrome Treatment: A Milestone Collaboration Between ABVC and OncoX, ABVC Eligible to Receive Aggregate Income of $13.75M and Royalties of up to $12.50M

Fremont, CA (May 24, 2024) – ABVC BioPharma, Inc. (NASDAQ: ABVC) (“Company”), a clinical-stage biopharmaceutical company developing therapeutic solutions in ophthalmology, CNS (central nervous systems), and Oncology/Hematology, announced today a significant step in the fight against Myelodysplastic Syndrome. The Company and its subsidiary BioLite, Inc. have entered into a definitive agreement with OncoX BioPharma, Inc., a private company registered in the British Virgin Islands, to collaborate on a combination therapy. We believe this therapy holds the potential to revolutionize Myelodysplastic Syndrome treatment and significantly improve patient outcomes. ABVC and its subsidiary are eligible to receive an aggregate license fee of $12,500,000 in the form of cash or shares of OncoX securities within 30 days of executing the agreement, with an additional aggregate milestone payment of $1,250,000 in cash after OncoX’s next round of fundraising, of which there can be no guarantee. OncoX may remit partial cash payments of at least $100,000 to the licensing fees, which would be deductible from the second milestone payment. ABVC and its subsidiary are also entitled to receive royalties of 5% of net sales, up to $12,500,000, after the launch of the licensed product, which remains uncertain. There is no guarantee that ABVC or its subsidiary will receive any of the fees listed.

The United States Food & Drug Administration (US FDA) has granted its approval to four INDs, a testament to the safety and efficacy of our investigational new drugs. These include ABV-1501 (IND 129575) for Triple Negative Breast Cancer (TNBC), ABV-1519 (IND 161602) for Non-Small Cell Lung Cancer (NSCLC), ABV-1702 (IND 131300) for Myelodysplastic Syndrome (MDS), and ABV-1703 (IND 136309) for Pancreatic Cancer Therapy. The Investigational New Drug (IND) application for ABV-1703 proposed the clinical investigation of BLEX 404 as a Combination Therapy Drug with Chemotherapy. The active ingredient of BLEX 404 is the β-glucan extracted from Grifola frondosa (maitake mushrooms), an edible fungus with high medical and commercial values in Asia; it contains various bioactive constituents such as polysaccharides, pyrrole alkaloids, ergosterol, etc., and has been widely served as functional foods for a long time in daily life.1

Myelodysplastic Syndromes, a group of diverse bone marrow disorders characterized by ineffective blood cell production, have posed substantial challenges to conventional treatment methodologies.2 MDS and its treatments can significantly impact patients’ quality of life due to symptoms such as fatigue, anemia, and infection risk. More effective supportive care strategies and symptom management approaches are needed to enhance patients’ well-being and functional status.3 In vitro results have proven that β-glucan of MD-fraction, a key ingredient of BLEX 404, enhances bone marrow colony formation and reduces chemotherapy toxicity.4

[1]	https://www.sciencedirect.com/science/article/abs/pii/S0960852407001083?via%3Dihub
[2]	https://my.clevelandclinic.org/health/diseases/6192-myelodysplastic-syndrome-myelodysplasia
[3]	https://pubmed.ncbi.nlm.nih.gov/34045662/
[4]	https://www.sciencedirect.com/science/article/abs/pii/S1567576903002765#:~:text=Maitake%20beta%2Dglucan%20MD%2Dfraction,doxorubicin%20toxicity%20in%20vitro%20%2D%20ScienceDirect

“This landmark collaboration aims to revolutionize MDS treatment by developing a novel combination therapy. We expect this innovative combination therapy, the result of extensive research and development efforts, to significantly improve patient outcomes by addressing the underlying mechanisms of MDS more comprehensively than current treatments allow. By leveraging synergistic effects between multiple therapeutic agents, this approach aims to enhance efficacy while minimizing adverse effects, offering new hope to patients and healthcare professionals alike, said Dr. Uttam Patil, ABVC’s Chief Executive Officer. He added, “Through this collaboration, we aim to redefine the standard of care for MDS patients, empowering them with more effective and personalized treatment options.”

“We are thrilled to announce this definitive agreement with ABVC, which marks a pivotal moment in our ongoing commitment to advancing the field of oncology and hematological disorders,” said Wen-Pin Yen, CEO of OncoX. He added, “OncoX shares this enthusiasm for the collaboration’s potential impact and is excited to combine the scientific expertise of ABVC’s innovative approach to develop a therapy that can potentially transform the lives of MDS patients. This partnership represents a significant step forward in our shared mission to address unmet medical needs and improve patient outcomes.”

Under the terms of the agreement, ABVC grants OncoX exclusive rights for one of ABVC’s four products in its Oncology pipeline to develop, manufacture, and commercialize BLEX 404, a promising therapeutic agent for the treatment of Myelodysplastic Syndromes. The license has a term of 20 years within a specified territory.

Management believes the Company’s product pipeline has excellent market potential. The global cancer therapeutics market is expected to be worth around US$393.61 billion by 2032, up from US$164 billion in 2022, growing at a CAGR of 9.20% from 2023 to 2032.5 Myelodysplastic Syndrome (MDS) Treatment market is projected to reach US$ 6102.7 million in 2029, increasing from US$ 3270 million in 2022, with the CAGR of 9.2% during the period of 2023 to 2029.6

For more information about ABVC and its subsidiaries, stay updated on the latest updates or visit https://abvcpharma.com. ABVC urges its shareholders to sign up on the Company’s website for the latest news alerts; visit https://abvcpharma.com/?page_id=17707

About ABVC BioPharma & Its Industry

ABVC BioPharma is a clinical-stage biopharmaceutical company with an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development. For its drug products, the Company utilizes in-licensed technology from its network of world-renowned research institutions to conduct proof-of-concept trials through Phase II of clinical development. The Company’s network of research institutions includes Stanford University, the University of California at San Francisco, and Cedars-Sinai Medical Center. For Vitargus®, the Company intends to conduct global clinical trials through Phase III.

[5]	https://www.precedenceresearch.com/cancer-therapeutics-market
[6]	https://www.linkedin.com/pulse/myelodysplastic-syndrome-mds-treatment-market-insights-qw6uc/

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. None of the outcomes expressed herein are guaranteed. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to proceed to the next level of the clinical trials or to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contact:

Leeds Chow

Email: leedschow@ambrivis.com

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